EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Annual Report of Coastal Caribbean Oils & Minerals, Ltd. (the "Company") on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), I, Kenneth M. Cornell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)   The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company.



Date:  November 17, 2004                             By /s/ Kenneth M. Cornell
                                                     ---------------------------
                                                     Kenneth M. Cornell
                                                     Chief Accounting and
                                                     Financial Officer










A signed original of this written statement required by Section 906 has been provided to Coastal Caribbean Oils & Minerals, Ltd. and will be retained by Coastal Caribbean Oils & Minerals, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.